EXHIBIT 4(b)(7)

                                     SEVENTH

                             SUPPLEMENTAL INDENTURE

                                     BETWEEN

   SUN PHARMACEUTICALS CORP. and IBJ SCHRODER BANK & TRUST COMPANY, as Trustee



                                  $360,000,000




                      9% Senior Subordinated Notes due 2003





                                                    Dated as of October 31, 1995








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    THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 31, 1995, between

Sun Pharmaceuticals Corp., a Delaware corporation ("Sun"), and IBJ Schroder Bank

& Trust Company (the "Trustee").



    WHEREAS, Playtex Family Products Corporation ("Family Products"), Playtex

Products, Inc. (the "Company") and the Trustee entered into an Indenture dated as of February 2, 1994 (the "Initial Indenture") to provide for the issuance of

Family Products' 9% Senior Subordinated Notes due 2003 (the "Securities");



    WHEREAS, on March 8, 1994, Family Products was merged with and into the

Company, and pursuant to a First Supplemental Indenture of even date therewith the Company assumed all of the obligations of Family Products under the

Securities and the Initial Indenture (the Initial Indenture, as amended, being referred to herein as the "Indenture");



    WHEREAS, Playtex Sales & Services, Inc., a Delaware corporation, has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Second Supplemental Indenture dated as of June 6, 1995;



    WHEREAS, Playtex Manufacturing, Inc., a Delaware corporation, has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Third Supplemental Indenture dated as of June 6, 1995;

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    WHEREAS, BBA Acquisition, Inc., a Delaware Corporation, has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Fourth Supplemental Indenture dated as of October 31,

1995;



    WHEREAS, Sun Acquisition, Inc., a Delaware Corporation, has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Fifth Supplemental Indenture dated as of October 31,

1995;



    WHEREAS, Banana Boat Holding Corporation, a Delaware Corporation, has

succeeded to the business of BBA Acquisition, Inc., and has assumed all the obligations of BBA Acquisition, Inc. under the Securities and the Indenture and by reason of such succession and assumption, has entered into a Sixth

Supplemental Indenture dated October 31, 1995;



    WHEREAS, on October 31, 1995, Sun Acquisition, Inc., merged with and into

Sun (the "Merger"), with Sun succeeding to the business of Sun Acquisition, Inc.

and assuming all the obligations of Sun Acquisition, Inc. under the Securities and the Indenture;



    WHEREAS, Sun has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of this

Supplemental Indenture to permit Sun to assume all the obligations of Sun

Acquisition, Inc. under the Indenture pursuant to Section 801 of the Indenture;

and

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    WHEREAS, Sun and the Trustee are authorized to enter into this Supplemental

Indenture;

    NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Trustee and Sun hereby agree for the equal and the ratable benefit of all holders of the Securities as follows:



                                  ARTICLE ONE

                                  Definitions
                                  ------------

     Section 1.1 Definitions.
                 ------------

    For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the

Indenture and not defined herein shall have the same meanings herein as therein defined.



                                  ARTICLE TWO

                          Assumption and Substitution
                          ----------------------------

          Section 2.1 Assumption of Certain Obligations.
                      -----------------------------------

          Sun (as the surviving corporation of the Merger) expressly acknowledges and assumes the due and punctual payment of the principal of,

premium, if any, and interest on the Securities and the performance and observance of every covenant of the Indenture to be performed or observed by the Company.

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          Section 2.2 Substitution.
                      -------------

          On the date hereof, Sun (as the surviving corporation of the Merger)

shall, by virtue of the assumption described in Section 2.1 and the execution and delivery of this Supplemental Indenture, succeed to and be substituted for

Sun Acquisition, Inc.

          Section 2.3 Other Obligations.
                      ------------------

    Sun (as the surviving corporation of the Merger) hereby assumes all the agreements and obligations of Sun Acquisition, Inc. under the Securities and the

Indenture and agrees to become the successor to Sun Acquisition, Inc, with respect to all such agreements and obligations in accordance with the terms of such instruments.



                                  ARTICLE THREE

                                  Miscellaneous
                                  -------------

          Section 3.1 Effect of the Supplemental Indenture.
                      --------------------------------------

          This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the

Indenture and the Securities issued thereunder shall continue in full force and effect.

          Section 3.2 Counterparts.
                      -------------

         This Supplemental Indenture, may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

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          SECTION 3.3 GOVERNING LAW.
                      --------------

         THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE

CONFLICT OF LAWS PRINCIPLES THEREOF).


          Section 3.4 Recitals.
                      ---------

         The Trustee shall not be responsible for any recital herein (other than the tenth recital as it applies to the Trustee) as such recitals shall be taken as statements of Sun, or the validity of the execution by Sun of this

Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.




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    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental

Indenture to be duly executed, all as of the date first written above.



                              SUN PHARMACEUTICALS CORP.

                              By: /s/ Michael F. Goss
                                  -----------------------------
                              Name: Michael F. Goss
                              Title: Vice President


                              IBJ SCHRODER BANK & TRUST
                              COMPANY, as Trustee

                              By: /s/ Thomas J. Bogert
                                  -----------------------------
                              Name: /s/ Thomas J. Bogert
                              Title: Assistant Vice Prsident



Agreed to and acknowledged by: PLAYTEX PRODUCTS, INC.



By:   /s/ Michael F. Goss
     ----------------------------------
     Name:  Michael F. Goss
     Title: Executive Vice President
            and Chief Financial Officer

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